TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective as of May 5, 2006, by and between U.S. ENERGY CORP, a Wyoming corporation (the “Company”), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the “Standby Equity Distribution”); a Registration Rights Agreement (the “Registration Rights Agreement”); a Placement Agent Agreement (the “Placement Agent Agreement”), and a Warrant, all of which are dated April 11, 2006 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, Placement Agent Agreement and the Warrant are referred to as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

2.	Fees. The Investor shall retain any and all fees, including without limitation the Investor’s Shares and the Structuring Fees. The Placement agent shall retain the Placement Agent Shares.

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IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark A. Angelo
Name: Mark A. Angelo
Title: Portfolio Manager

U.S. Energy Corp.

By: /s/ Mark J. Larsen
Name: Mark J. Larsen
Title: President

Newbridge Securities Corporation

By: /s/ Guy S. Amico
Name: Guy S. Amico
Title: President